United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2021

HUTTIG BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 27, 2021, Huttig Building Products, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders.  The three matters set forth below were voted on and approved by the stockholders at the 2021 Annual Meeting. The voting results for each matter are as set forth below.

1. The election of two directors to serve a three-year term expiring in 2024:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Delbert H. Tanner	12,831,300	4,415,948	3,184,266
Donald L. Glass	13,163,439	4,083,809	3,184,266

2. To approve, by a non-binding advisory vote, the compensation paid to the Company’s named executive officers:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
16,363,700	727,414	156,134	3,184,266

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021:

Votes Cast For	Votes Cast Against	Votes Abstained
19,945,533	334,061	151,920

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: April 27, 2021	By:	/s/ Jon P. Vrabely
Jon P. Vrabely
President, Chief Executive Officer